UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2018 (March 8, 2018)

CNX Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36635	47-1054194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On January 9, 2018, CNX Midstream GP LLC (the “General Partner”), CNX Midstream Partners LP (“CNXM” or the “Partnership”), CNX Midstream Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”) and certain other subsidiaries of the Partnership entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers named therein (the “Initial Purchasers”), with respect to a private offering (the “Notes Offering”) by the Issuers of $400,000,000 aggregate principal amount of 6.500% senior notes due 2026 (the “Notes”), along with the related guarantees of the Notes. The Notes Offering is expected to close on or about March 16, 2018, in accordance with the terms of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and agreements by the General Partner, the Issuers and all of the Partnership’s current subsidiaries (other than Finance Corp.) that guarantee its obligations under the Credit Facility and certain of its future subsidiaries (the “Guarantors”) and customary conditions to closing, obligations of the parties and termination provisions. The Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

The Initial Purchasers and their respective affiliates have provided, and may in the future provide, various financial advisory, sales and trading, commercial and investment banking and other financial and non-financial activities and services to the Partnership and its affiliates, for which they received or will receive customary fees and expenses.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and which is incorporated in this Item 1.01 by reference.

Credit Agreement

CNXM as borrower and certain of its subsidiaries as guarantor loan parties entered into a new Credit Agreement dated as of March 8, 2018 (the “Credit Agreement”) for a $600 million senior secured revolving credit facility with certain lenders, PNC Bank, National Association as administrative agent and collateral agent and JPMorgan Chase Bank, N.A., as syndication agent. The new senior secured revolving credit facility replaced the Partnership’s existing $250 million unsecured revolving credit facility, which had been entered into as of September 30, 2014 (together with all amendments, supplements and modifications thereto, the “Existing CNXM Facility”). A copy of the Credit Agreement is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. The description of the Credit Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Credit Agreement.

The Credit Agreement provides for a secured revolving credit facility (the “Credit Facility”) in an aggregate outstanding principal amount of up to $600 million, including borrowings and letters of credit. In addition to refinancing all outstanding amounts under the Existing CNXM Facility, borrowings under the Credit Facility may be used by CNXM for general corporate purposes.

Interest on outstanding indebtedness under the Credit Facility currently accrues, at the Partnership’s option, at a rate based on either:

•	the highest of (i) PNC Bank, National Association’s prime rate, (ii) the federal funds open rate plus 0.50%, and (iii) the one-month LIBOR rate plus 1.0%, in each case, plus a margin ranging from 0.75% to 1.75%; or

•	the LIBOR rate plus a margin ranging from 1.75% to 2.75%.

The Credit Facility matures on March 8, 2023.

The Credit Facility requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as ongoing compliance with certain affirmative and negative covenants to which CNXM and certain of its subsidiaries must adhere.

The affirmative covenants include, among others: (i) preservation of existence; (ii) payment of obligations, including taxes; (iii) maintenance of properties, insurance, permits, books and records and material contracts; (iv) compliance with laws; (v) use of proceeds; (vi) subordination of intercompany loans; (vii) anti-terrorism laws; and (viii) collateral.

The negative covenants of the Credit Facility include restrictions on the ability of CNXM, its subsidiary guarantors and certain of its non-guarantor, non-wholly-owned subsidiaries, except in certain circumstances, to: (i) create, incur, assume or suffer to exist indebtedness; (ii) create or permit to exist liens on their properties; (iii) prepay certain indebtedness unless there is no default or event of default under the Credit Facility; (iv) make or pay any dividends or distributions in excess of certain amounts; (v) merge with or into another person, liquidate or dissolve; or acquire all or substantially all of the assets of any going concern or going line of business or acquire all or a substantial portion of another person’s assets; (vi) make particular investments and loans; (vii) sell, transfer, convey, assign or dispose of its assets or properties other than in the ordinary course of business and other select instances; (viii) deal with any affiliate except in the ordinary course of business on terms no less favorable to CNXM than it would otherwise receive in an arm’s length transaction; (ix) amend in any material manner its certificate of incorporation, bylaws, or other organizational documents without giving prior notice to the lenders and, in some cases, obtaining the consent of the lenders. In addition, the Partnership is obligated to maintain at the end of each fiscal quarter (x) a maximum total leverage ratio of no greater than between 4.75 to 1.00 ranging to no greater than 5.50 to 1.00 in certain circumstances; (y) a maximum secured leverage ratio of no greater than 3.50 to 1.00 and (z) a minimum interest coverage ratio of no less than 2.50 to 1.00; in each case as calculated in accordance with the terms and definitions determining such ratios contained in Credit Agreement. The Credit Agreement also contains various reporting requirements.

The Credit Facility also contains customary events of default, including, but not limited to, a cross-default to certain other debt, breaches of representations and warranties, change of control events and breaches of covenants.

The obligations under the Credit Agreement are secured by substantially all of the assets of the Partnership and its wholly-owned subsidiaries pursuant to the Security Agreement, the Patent, Trademark and Copyright Security Agreement and various mortgages.

General

The descriptions set forth above are not complete and are subject to and qualified in their entirety by reference to the complete text of the Credit Agreement, a copy of which is filed herewith as exhibit 10.1 and the terms of which are incorporated by reference.

The Credit Agreement is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about CNXM or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Credit Agreement are made solely for purposes of those agreements and are made as of specific dates; are solely for the benefit of the parties thereto; may be made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of CNXM or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of the Exhibit

1.1	Purchase Agreement, dated as of March 9, 2018, among CNX Midstream Partners LP, CNX Midstream Finance Corp., CNX Midstream GP LLC, the subsidiary guarantors party thereto and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers named therein.

10.1	Credit Agreement dated as of March 8, 2018, among CNXM, certain of its subsidiaries, PNC Bank, National Association, as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., as syndication agent and the lender parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX MIDSTREAM PARTNERS LP

By: CNX MIDSTREAM GP LLC, its general partner

By:	/S/ Donald W. Rush
Donald W. Rush
Chief Financial Officer and Director

Dated: March 12, 2018